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                                                                 EXHIBIT 99.9

                       CERTIFICATE OF ASSISTANT SECRETARY

                                       OF

               AMRESCO COMMERCIAL MORTGAGE FUNDING I CORPORATION


        The undersigned hereby certifies that he is the fully elected, qualified, and serving Assistant Secretary of AMRESCO Commercial Mortgage Funding I Corporation, a Delaware corporation (the "Company"), and, as such officer, hereby certifies that set forth below is a true and correct copy of resolutions which have been duly adopted by the Board of Directors of the Company, and none of such resolutions has been amended, modified or repealed in any respect, and all of such resolutions are in full force and effect on the date hereof:

        RESOLVED, that each [of the Chief Executive Officer, the President and any Vice President] and director be, and hereby is, authorized, in the name and on behalf of this Company, to execute and deliver a power of attorney appointing Michael N. Maberry, Mark L. Morganfield and Michael
        L. McCoy, individually and with the requirement of the consent of the others, to act as attorney-in-fact for this Company for the purpose of executing and filing with the SEC, in its name and on its behalf, any such Registration Statement and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, with any exhibits thereto and any other documents in connection therewith.


        IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of this 7th day of April, 1997.

                                                AMRESCO COMMERCIAL MORTGAGE
                                                FUNDING I CORPORATION


                                                By:  /s/ Michael L. McCoy
                                                   ------------------------
                                                   Michael L. McCoy
                                                   Assistant Secretary